SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

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Atara Biotherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ATARA BIOTHERAPEUTICS, INC.

611 Gateway Blvd., Suite 900

South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 23, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Atara Biotherapeutics, Inc., a Delaware corporation.  The meeting will be held on Thursday, June 23, 2016 at 9:00 a.m. local time at 611 Gateway Blvd., Suite 900, South San Francisco, CA 94080 for the following purposes:

1.	To elect our two nominees for director named in the accompanying Proxy Statement to hold office until the 2019 Annual Meeting of Stockholders;
2.	To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;
3.

To approve our 2014 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance thereunder by 4,000,000 shares and to make certain other changes thereto as described in the accompanying proxy statement; and

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.  The record date for the Annual Meeting is April 25, 2016.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Thursday, June 23, 2016 at 9:00 a.m. local time at 611 Gateway Blvd., Suite 900, South San Francisco, CA 94080.  The proxy statement and Atara’s Annual Report on Form 10-K for the fiscal year 2015 are available electronically at www.proxyvote.com.

By Order of the Board of Directors

Heather D. Turner
Secretary

South San Francisco, California

April 29, 2016

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ATARA BIOTHERAPEUTICS, INC.

611 Gateway Blvd., Suite 900, South San Francisco, CA 94080

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board of Directors (the “Board”) is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders, including any votes related to adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.  In this proxy statement, “we”, “us”, “our” and “Atara” refer to Atara Biotherapeutics, Inc.

We intend to mail the Notice on or about May 2, 2016 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 12, 2016.

How do I attend the annual meeting?

The meeting will be held on Thursday, June 23, 2016 at 9:00 a.m. local time at 611 Gateway Blvd., Suite 900, South San Francisco, CA 94080.  Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 25, 2016 will be entitled to vote at the annual meeting.  On this record date, there were 28,744,466 shares of common stock outstanding and entitled to vote.

Stockholder of Record:  Shares Registered in Your Name

If on April 25, 2016 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return a proxy card or vote by proxy, over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 25, 2016 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the annual meeting.  However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of two directors to hold office until the 2019 Annual Meeting of Stockholders;
•	Ratification of selection by the Audit Committee of the Board of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•

Approval of our 2014 Equity Incentive Plan (the “2014 EIP”), as amended, to increase the aggregate number of shares of common stock authorized for issuance thereunder by 4,000,000 shares and to make certain other changes thereto as described in this proxy statement.

What if another matter is properly brought before the meeting?

We currently know of no other matters that will be presented for consideration at the annual meeting.  If any other matters are properly brought before the meeting, it is the intention of the proxyholders named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.  For each of the other matters to be voted on, you may either vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already submitted a proxy.

•	To vote in person, come to the annual meeting, at which we will give you a ballot upon request.
•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions.  You will be asked to provide the company number and control number from the Notice.  Your telephone vote must be received by 11:59 p.m. Eastern time on June 22, 2016 to be counted.

•

To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card.  You will be asked to provide the company number and control number from the Notice.  Your internet vote must be received by 11:59 p.m. Eastern time on June 22, 2016 to be counted.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided.  If you return your signed proxy card before the annual meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares as you direct.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Atara.  Simply follow the voting instructions in the Notice to ensure that your vote is counted.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 25, 2016.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter.  Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.  Accordingly, your broker or nominee may not vote your shares on Proposals 1 and 3 without your instructions, but may vote your shares on Proposal 2, even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director; “For” ratification of selection by the Audit Committee of the Board of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and “For” the approval of our 2014 EIP, as amended (each as further described in this proxy statement).  If any other matter is properly presented at the meeting, your proxyholder will vote your shares using their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	you may submit another properly completed proxy card with a later date;
•	you may grant a subsequent proxy by telephone or through the internet;
•	you may send a timely written notice that you are revoking your proxy to our Secretary at 611 Gateway Blvd., Suite 900, South San Francisco CA 94080; or
•	you may attend the annual meeting and vote in person.

Simply attending the meeting will not, by itself, revoke your proxy.  Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 2, 2017 to our Secretary at 611 Gateway Blvd., Suite 900, South San Francisco, CA 94080, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that if our 2017 Annual Meeting of Stockholders is held before May 24, 2017 or after July 23, 2017, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2017 Annual Meeting of Stockholders. If you wish to submit a proposal (including a director nomination) that is not to be included in next year’s proxy materials, the proposal must be received by our Corporate Secretary not later than the close of business on March 25, 2017 nor earlier than the close of business on February 23, 2017; provided, however, that if our 2017 Annual Meeting of Stockholders is held before May 24, 2017 or after July 23, 2017, then the proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	Nominees receiving the most “For” votes	No effect	None
2	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None
3	Approval of our 2014 EIP, as amended	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy.  On the record date, there were 28,744,466 shares outstanding and entitled to vote. Thus, the holders of 14,372,233 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes.  Each class has a three-year term.  Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors.  A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has seven members.  There are two directors in the class whose term of office expires in 2016.  Each of the nominees listed below is currently a member of our Board who has been recommended for reelection by the Nominating and Corporate Governance Committee and nominated for reelection by the Board.  If elected at the annual meeting, each of these nominees would serve until the 2019 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.  Mr. Dobmeier and Dr. Seidenberg were elected at the 2015 annual meeting to serve for a three-year term expiring at the 2018 annual meeting.  Drs. Ciechanover and Gallagher and Messrs. Fust and Marcus are currently directors who were elected or appointed to the Board prior to our initial public offering pursuant to the provisions of our amended and restated certificate of incorporation and a voting agreement entered into with certain of our stockholders prior to the initial public offering that terminated upon completion of our initial public offering in 2014.  Mr. Heiden was recommended for nomination to the Board by the Nominating and Corporate Governance Committee after a national search was conducted and several candidates were considered.  Mr. Heiden was appointed as a member of the Board in November 2015. It is our policy to invite and encourage directors and nominees for director to attend the annual meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.  This means that the two nominees receiving the highest number of affirmative votes, even if less than a majority of the shares outstanding on the record date, will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below.  If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by the Board.  Each person nominated for election has agreed to serve if elected.  We have no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election for a Three-year Term Expiring at the 2019 Annual Meeting

Matthew K. Fust, 51, is a board member and advisor to life sciences companies. He has served as a member of the Board since March 2014. Mr. Fust has served on the board of directors of Dermira, Inc. since April 2014, MacroGenics, Inc. since March 2014, Sunesis Pharmaceuticals, Inc. since May 2005, and Ultragenyx Pharmaceutical, Inc. since January 2014. Mr. Fust was previously Executive Vice President and Chief Financial Officer of Onyx Pharmaceuticals, Inc., a biopharmaceutical company, from January 2009 through its acquisition by Amgen in October 2013. Mr. Fust continued as an employee of Amgen until January 2014. From May 2003 to December 2008, Mr. Fust served as Chief Financial Officer at Jazz Pharmaceuticals, Inc., a specialty pharmaceutical company. From 2002 to 2003, Mr. Fust served as Chief Financial Officer at Perlegen Sciences, a biopharmaceutical company. Previously, he was Senior Vice President and Chief Financial Officer at ALZA Corporation, a pharmaceutical company, where he was an executive from 1996 until 2002. From 1991 until 1996, Mr. Fust was a manager in the healthcare strategy practice at Andersen Consulting. Mr. Fust received a B.A. from the University of Minnesota and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Fust is qualified to serve on our Board due to his extensive experience as a chief financial officer in the life sciences industry, his leadership and management experience, and his service as a director of other biopharmaceutical companies.

Joel S. Marcus, 68, has served on the Board since November 2013. Mr. Marcus founded Alexandria Real Estate Equities, Inc., a publicly-traded real estate investment trust (“REIT”) focused on owning, operating, and developing high-quality, sustainable real estate for the broad and diverse life science industry, and has served as its Chairman since May 2007, Chief Executive Officer since March 1997, and a director since its founding in 1994. Mr. Marcus also co-founded and leads Alexandria Venture Investments, the company’s strategic venture arm. Prior to founding Alexandria, Mr. Marcus specialized in corporate finance and capital markets, venture capital, and mergers and acquisitions with special expertise in the biopharmaceutical industry. Mr. Marcus was formerly a practicing C.P.A. and tax manager with Arthur Young & Co. focusing on the financing and taxation of REITs. Mr. Marcus has served as a member of the board of directors of Accelerator Corporation, of which he was one of the original architects and co-founders, CURE (Citizens United for Research in Epilepsy), Biotechnology Innovation Organization (BIO), Foundation for the National Institutes of Health (FNIH), Friends of Cancer Research, MedBlue Incubator, Inc., MeiraGTx Limited, The Hamner Institutes for Health Sciences, Intra-Cellular Therapies, Inc., Multiple Myeloma Research Foundation, NYU Schack Institute of Real Estate and the Partnership for New York City. Mr. Marcus received B.A. and J.D. degrees from the University of California, Los Angeles. We believe that Mr. Marcus’ extensive experience in the life science real estate industry and as a chief executive officer, as well as his training as a C.P.A. and attorney, provide him with the qualifications and skills to serve as a director of our company.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2017 Annual Meeting

Isaac E. Ciechanover, M.D., 45, has served as our President and Chief Executive Officer and a member of the Board since our founding in August 2012. From April 2010 to November 2012, Dr. Ciechanover was a partner at Kleiner Perkins Caufield & Byers, a venture capital firm, where he primarily focused on life sciences investing. From 2004 to March 2010, he served in various capacities at Celgene Corporation, a biopharmaceutical company, most recently as Executive Director for Business Development. Dr. Ciechanover has also held business development and venture capital roles at pharmaceutical companies Amylin Pharmaceuticals and Pfizer and venture capital firm Pequot Ventures. Dr. Ciechanover received a B.A. from Stanford University, an M.Phil. in Epidemiology from Cambridge University, an M.D. from Weill Cornell Medical College and an M.B.A. from Harvard Business School. We believe that Dr. Ciechanover’s extensive experience in the life sciences industry and in business development, his role as our President and Chief Executive Officer, and his training as a physician, provide him with the qualifications and skills to serve on our Board.

Carol Gallagher, Pharm.D., 51, has served as a member of the Board since January 2013. Since October 2014, Dr. Gallagher has served as a partner with New Enterprise Associates, a venture capital firm. Prior to joining New Enterprise Associates, Dr. Gallagher served as a venture partner with Frazier Healthcare, a venture capital firm, from October 2013 to September 2014. Dr. Gallagher served as the President and Chief Executive Officer of Calistoga Pharmaceuticals, a biopharmaceutical company, from 2008 to 2011, when the company was acquired by Gilead Sciences. From 2007 to 2008, Dr. Gallagher was the President and Chief Executive Officer of Metastatix, Inc., a biopharmaceutical company. Prior to that time starting in 1989, she served in various roles at pharmaceutical companies Eli Lilly, Amgen, Agouron Pharmaceuticals, Pfizer, Biogen Idec Pharmaceuticals, CancerVax and Anadys Pharmaceuticals. Dr. Gallagher attended Vanderbilt University and received B.S. and Doctor of Pharmacy degrees from the University of Kentucky. We believe that Dr. Gallagher is qualified to serve on our Board due to her extensive experience in the pharmaceuticals industry, her leadership and management experience, and her service as a director of other biopharmaceutical companies. We believe that Dr. Gallagher’s extensive experience in the life sciences industry and as a chief executive officer provide her with the qualifications and skills to serve as a director of Atara.

Directors Continuing in Office Until the 2018 Annual Meeting

Eric L. Dobmeier, 47, has served as a member of the Board since March 2015.  He has served as the Chief Operating Officer of Seattle Genetics, Inc., a biotechnology company, since June 2011.  Mr. Dobmeier joined Seattle Genetics in March 2002 and has served in positions of increasing responsibility since then, most recently as Chief Business Officer from May 2007 to June 2011. Prior to joining Seattle Genetics, Mr. Dobmeier was an attorney with the law firms of Venture Law Group and Heller Ehrman LLP, where he represented technology companies in connection with public and private financings, mergers and acquisitions and corporate partnering transactions. Mr. Dobmeier also serves as a director of Stemline Therapeutics, Inc., a public biotechnology company. Mr. Dobmeier received a J.D. from the University of California, Berkeley School of Law and an A.B. in History from Princeton University. We believe that Mr. Dobmeier’s legal, business development and operating experience and years of senior management experience at a public biotechnology company provide him with the qualifications and skills to serve as a director of our company.

William K. Heiden, 56, has served as a member of the Board since November 2015. Mr. Heiden has served as the President and Chief Executive Officer of AMAG Pharmaceuticals, Inc., a pharmaceutical company, since May 2012.  Prior to joining AMAG Pharmaceuticals, Mr. Heiden served as President and Chief Executive Officer of GTC Biotherapeutics, Inc. (now known as rEVO Biologics, Inc.), a biotherapeutics company, starting in June 2010.  From September 2004 until December 2008, Mr. Heiden served as President and Chief Executive Officer of Elixir Pharmaceuticals, Inc., a biopharmaceutical company.  Prior to joining Elixir Pharmaceuticals, Mr. Heiden served as President and Chief Operating Officer of Praecis Pharmaceuticals Incorporated (which was acquired by GlaxoSmithKline plc in 2006), from 2002 to 2004. From 1987 to 2002, Mr. Heiden progressed through various positions of increasing responsibility at Schering-Plough Corporation (now Merck & Co.), including managing a number of businesses in the United States, Europe and Canada. Mr. Heiden holds an M.B.A. from Cornell University's Johnson Graduate School of Management, a M.I.M. degree from the University of Louvain and a B.A. degree from the University of Florida. We believe that Mr. Heiden’s extensive experience as a pharmaceutical and biotechnology executive provide him with the qualifications and skills to serve as a director of our company.

Beth Seidenberg, M.D., 59, has served as a member of the Board since our founding in August 2012. Dr. Seidenberg is a General Partner at Kleiner Perkins Caufield & Byers, a venture capital firm, where she has primarily focused on life sciences investing since May 2005. Dr. Seidenberg was previously the Senior Vice President, Head of Global Development and Chief Medical Officer at Amgen, Inc., a biotechnology company. In addition, Dr. Seidenberg was a senior executive in research and development at Bristol Myers Squibb Company, a biopharmaceutical company, and Merck. Dr. Seidenberg received a B.S. from Barnard College and an M.D. from the University of Miami School of Medicine and completed her post-graduate training at The Johns Hopkins University, George Washington University and the National Institutes of Health. Dr. Seidenberg serves on the board of directors of TESARO and Epizyme, Inc. We believe that Dr. Seidenberg’s extensive experience in the life sciences industry as a senior executive and venture capitalist, as well as her training as a physician, provide her with the qualifications and skills to serve as a director of our company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of The Board of Directors

Generally, under the listing requirements and rules of The Nasdaq Stock Market (“Nasdaq”), independent directors must comprise a majority of a listed company’s board of directors.  The Board has undertaken a review of its composition, the composition of its committees and the independence of each director.  The Board has determined that, other than Dr. Ciechanover, by virtue of his position as President and Chief Executive Officer, none of our directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the listing requirements and rules of Nasdaq. Accordingly, a majority of the members of the Board is independent, as required under applicable Nasdaq rules. In making this determination, the Board considered the current and prior relationships that each non-employee director has with Atara and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure and Lead Independent Director

Dr. Ciechanover, our President and Chief Executive Officer, serves as the chairman of the Board. We believe that it is important to have a Board chairman with an extensive history with and knowledge of Atara. Our corporate governance guidelines provide that one of our independent directors shall serve as lead independent director at any time when an independent director is not serving as the chairman of the Board.  Accordingly, the Board has appointed Dr. Gallagher to serve as the Board’s lead independent director. As lead independent director, Dr. Gallagher presides over periodic meetings of the Board’s independent directors, serves as a liaison between our Chief Executive Officer and the independent directors and performs such additional duties as the Board may otherwise determine and delegate.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process.  The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for Atara. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.  The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.  The Audit Committee meets with management at least annually to review corporate risk management and plans to mitigate risks, including insurance coverage. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.  The Board has delegated to the Board’s lead independent director the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

The Board met 11 times during 2015.  Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.  In addition, in 2015, our non-management directors met six times in regularly scheduled executive sessions at which only non-management directors were present. Dr. Gallagher, as our lead director, presided over the executive sessions.

Information Regarding Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The following table provides membership and meeting information for each of the Board committees in 2015:

Name	Audit	Compensation	Nominating and Corporate Governance
Isaac E. Ciechanover, M.D.
Eric L. Dobmeier (1)	X		X
Matthew K. Fust	X*		X
Carol Gallagher, Pharm.D (2).	X	X	X
William K. Heiden (3)	X
Joel S. Marcus (4)	X	X*
Beth Seidenberg, M.D.			X*
Eckard Weber, M.D. (5)		X
Total meetings in 2015	4	9	2

*	Committee Chairperson.
(1)	Mr. Dobmeier joined the Board in March 2015.
(2)	Dr. Gallagher served on the Audit Committee through April 2016.
(3)	Mr. Heiden joined the Board in November 2015 and began serving on the Audit Committee in April 2016.
(4)	Mr. Marcus served on the Audit Committee through March 2015.
(5)	Dr. Weber resigned from the Board in October 2015 and served as a member of the Compensation Committee through his resignation.

Audit Committee

The Board has determined that each member of the Audit Committee, including Mr. Marcus, who served as a member of the Audit Committee through March 2015, is independent under Nasdaq listing standards and Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that each of Messrs. Fust and Marcus and Dr. Gallagher is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the Audit Committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of his or her employment in the corporate finance sector. The primary functions of this committee include:

•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•	evaluating the performance of our independent registered public accounting firm and deciding whether to retain its services;
•	monitoring the rotation of partners on the engagement team of our independent registered public accounting firm;
•

reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	considering and approving or disapproving of all related party transactions;
•

reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls;

•	assessing our financial risks and management of those risks;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters; and
•	reviewing and evaluating, at least annually, the performance of the Audit Committee and the adequacy of its charter.

The Audit Committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.  The Board has adopted a written Audit Committee charter that is available to stockholders on our website at http://investors.atarabio.com/corporate-governance.cfm.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with our management.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).  The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.  Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Matthew K. Fust
Eric L. Dobmeier
Carol Gallagher, Pharm.D.

[1]

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Atara under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Board has determined that each member of the Compensation Committee is independent under Nasdaq listing standards and Rule 10c-1 promulgated under the Exchange Act, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code.  The functions of this committee include:

•

determining the compensation and other terms of employment of our Chief Executive Officer and other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	determining the compensation of our non-employee directors;
•

evaluating, adopting and administering the equity incentive plans, compensation plans and similar programs advisable for Atara, as well as reviewing and recommending to the Board the adoption, modification or termination of our plans and programs;

•	establishing policies with respect to equity compensation arrangements;
•

reviewing with management any required disclosures under the caption “Compensation Discussion and Analysis” and recommending to the Board its inclusion in our periodic reports to be filed with the SEC; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and the adequacy of its charter.

The Compensation Committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.  The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at http://investors.atarabio.com/corporate-governance.cfm.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least four times annually, and with greater frequency, if necessary.  The agenda for each meeting is usually developed by the Secretary and Chief Executive Officer in consultation with the Chairman of the Compensation Committee and our outside compensation consultants, if applicable.  The Compensation Committee meets regularly in executive session.  However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.  The Chief Executive Officer does not and will not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.  The Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During 2015 and in February 2016, the Compensation Committee engaged Radford, an Aon Hewitt Company, as independent compensation consultant.  After considering all of the factors required by applicable Nasdaq rules, the Compensation Committee was satisfied with Radford’s independence and requested that Radford evaluate and help us refine our employee and non-employee director compensation strategies and practices.  As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group.  With respect to the compensation of the Chief Executive Officer, Radford developed recommendations that were presented to the Compensation Committee for its consideration.  Following an active dialogue with Radford, the Compensation Committee considered the recommendations in addition to corporate performance and approved the recommendations subject to certain modifications deemed appropriate by the Compensation Committee.  With respect to the executive officers, the Chief Executive Officer in consultation with Radford developed recommendations that were presented to the Compensation Committee for its consideration.  Following an active dialogue with the Chief Executive Officer and with Radford, the Compensation Committee considered the recommendations in addition to corporate and individual performance and approved the recommendations subject to certain modifications deemed appropriate by the Compensation Committee.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, risks created by that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: (1) the determination of compensation levels and (2) the establishment of corporate goals for the current year.  For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer.  In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted.  For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials that it deems relevant, such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current compensation levels across our company and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.

Nominating and Corporate Governance Committee

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards.  The functions of this committee include:

•	reviewing periodically and evaluating director performance on the Board and its applicable committees, and recommending to the Board and management areas for improvement;
•	interviewing, evaluating, nominating and recommending individuals for membership on the Board;
•	reviewing and recommending to the Board any amendments to our corporate governance policies; and
•	reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.

The Nominating and Corporate Governance Committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.  The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at http://investors.atarabio.com/corporate-governance.cfm.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics.  The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders.  However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.  Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders.  In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and Atara, to maintain a balance of knowledge, experience and capability.  In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Atara during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence.  In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.  The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 611 Gateway Blvd., Suite 900, South San Francisco, CA 94080 not less than six months prior to any meeting at which directors are to be elected.  Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock and has been a holder for at least one year.  Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors.  This information is available on our website at http://investors.atarabio.com/corporate-governance.cfm.  Any interested person may, however, communicate directly with the presiding lead director or the independent or non-management directors.  Persons interested in communicating directly with the independent or non-management directors regarding their concerns or issues are referred to the procedures for such communications on our website at http://investors.atarabio.com/contactboard.cfm.

Code of Conduct

The Board has adopted a code of conduct that applies to all of our corporate employees, officers and directors, including those officers and employees responsible for financial reporting. Our code of conduct is available on our website at http://investors.atarabio.com/corporate-governance.cfm. We intend to disclose any amendments to this policy, or any waivers of its requirements, on our website or in public filings to the extent required by applicable SEC rules or exchange requirements.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management.  The guidelines are also intended to align the interests of directors and management with those of our stockholders.  The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. Our Corporate Governance Guidelines are available on our website at http://investors.atarabio.com/corporate-governance.cfm.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Deloitte & Touche has audited our financial statements since our inception in 2012.  Representatives of Deloitte & Touche are expected to be present at the annual meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche as our independent registered public accounting firm.  However, the Audit Committee is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Atara and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Deloitte & Touche.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for 2015 and 2014 by Deloitte & Touche.

	Fiscal Year Ended December 31,
	2015	2014
	(in thousands)
Audit fees	$875	$1,209
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$875	$1,209

Audit Fees.  Audit fees consist of fees for services rendered in connection with the audits of our annual financial statements and reviews of our interim financial statements, services rendered in connection with the filing of our registration statements, including our Registration Statement on Form S-1 related to our initial public offering in 2014, and the issuance of comfort letters and consents.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

Approval of the amended and restated 2014 Equity Incentive PLan

General

We are asking our stockholders to approve the 2014 Equity Incentive Plan, as amended and restated (which we refer to as the 2014 EIP) in order to increase the number of authorized shares available under the 2014 EIP and update the 2014 EIP to reflect certain practices generally requested by stockholders in today’s market.  The current terms of the 2014 EIP are identical to the terms of the plan that stockholders approved on June 2, 2014.

Background for Proposal

Increase Maximum Number of Authorized Shares:  The 2014 EIP sets forth a maximum number of shares authorized for issuance under the 2014 EIP.  We are asking stockholders to approve an increase in the maximum number of authorized shares.  Specifically, the Board is requesting that stockholders approve increasing each of these authorizations by 4,000,000 shares. These 4,000,000 shares represent 14% of our outstanding shares of common stock as of March 31, 2016.  If approved by stockholders, the number of additional shares authorized for issuance under the 2014 EIP may all be issued pursuant to restricted stock units or restricted stock awards, which may result in greater dilution than if such shares were subject to stock options or stock appreciation rights granted under the 2014 EIP.

Equity Plan Share Reservation

Shares (Millions)
Beginning shares authorized under the 2014 EIP (less shares that represented the prior plans’ available reserve*)	2.23
Shares that represented the prior plans’ available reserve as of March 31, 2014	1.29
New shares authorized under the 2014 EIP annual “evergreen” increase (plan inception to present)	2.45
Total shares authorized to date under the 2014 EIP	5.97
Less: shares issued or issuable under awards granted from plan inception through March 31, 2016	(5.46)
Shares added back to share reserve as a result of forfeitures from plan inception through March 31, 2016	0.33
Shares available for grant as of March 31, 2016	0.84
Additional shares requested under this proposal	4.00
Estimated total shares available for issuance from March 31, 2016 through March 31, 2024 (if proposal is approved, assuming no cancellation of outstanding awards and assuming future annual “evergreen” increases are consistent with the January 1, 2016 annual “evergreen” increase)	16.31
Total authorization of shares from plan inception through March 31, 2024 (if proposal is approved)	21.45

*As of the adoption of the 2014 EIP, we maintained existing equity plans – the 2012 Equity Incentive Plan of Nina Biotherapeutics, Inc., the 2012 Equity Incentive Plan of Pinta Biotherapeutics, Inc. and the 2012 Equity Incentive Plan of Santa Maria Biotherapeutics, Inc., which were assumed by us in connection with a certain recapitalization.

Section 162(m) Re-Approval:  The 2014 EIP is being submitted to our stockholders to ensure that certain awards granted under the 2014 EIP that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code may so qualify.  Generally, Section 162(m) does not permit a tax deduction for compensation in excess of $1 million paid in any calendar year by a publicly held company to its chief executive officer or any of the three other most highly compensated executive officers (other than the principal financial officer).  However, certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain criteria are satisfied, including that the material terms pursuant to which the compensation is to be paid is disclosed to and approved by the company’s stockholders. Accordingly, if the 2014 EIP, including the list of performance criteria applicable under the 2014 EIP for awards intended to qualify as performance-based under Section 162(m), is approved by stockholders and other conditions of Section 162(m) are satisfied, certain compensation paid to the above individuals pursuant to the 2014 EIP should not be subject to the deduction limit of Section 162(m).  Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, we cannot guarantee that any awards under the 2014 EIP intended to qualify for exemption under Section 162(m) will actually receive this treatment.  However, the 2014 EIP is structured with the intention that our Compensation Committee will have the discretion to make awards under the 2014 EIP that would qualify as “performance-based compensation” and be fully deductible.  At the annual meeting, our stockholders are being requested to further qualify the 2014 EIP for purposes of Section 162(m), including re-approval of the performance criteria applicable under the 2014 EIP for awards intended to qualify as performance-based compensation under Section 162(m).

Background of Equity Compensation at Atara

Atara grants equity awards to more than 90% of our employees annually in the first quarter of the year.  In 2015, we granted equity awards covering 2.7 million shares under the 2014 EIP, of which awards for 0.7 million shares, or 26.1%, were granted to our listed officers; awards for 0.1 million shares, or 5.4%, were granted to our non-employee directors and consultants; and awards for 1.9 million shares, or 68.5%, were granted to our broad-based employee population.  Generally, the company grants a mix of options to purchase common stock and restricted stock units to all our employees.  The intention of equity awards is to incentivize employees. Because of volatility in the biotherapeutics market, we believe restricted stock units are an important component of our equity compensation as they address this volatility and ensure our employees remain incentivized.

As noted above, the potential dilution from the 4,000,000 share increase requested to be approved by stockholders is 13.9%, based on the total common shares outstanding as of March 31, 2016.  Since the 2014 EIP was put into effect, the average annual dilution was 5.8%.  We manage our long-term dilution goal by limiting the number of shares subject to equity awards that we grant annually, commonly referred to as burn rate.  Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations.  Since the 2014 EIP was put into effect, our annual burn rate has averaged 6.3%.  For this purpose, we are calculating both dilution and burn rate based upon total common shares outstanding at the end of the year, to align more closely with industry practice.

An additional metric that we use to measure the cumulative impact of the 2014 EIP is overhang (number of shares subject to equity awards outstanding but not exercised, plus number of shares available to be granted, divided by total common shares outstanding at the end of the year).  Since the 2014 EIP was put into effect, our overhang has averaged 15.2%.  If the amendment of the 2014 EIP is approved, our overhang would increase to 32.4%.

Equity Compensation Plan Key Metrics

	2016* (%)	2015 (%)	2014** (%)	Weighted Average (%)
Percentage of Awards Granted to Named Executive Officers	28.2	26.1	32.1	28.6
Dilution	3.2	8.8	2.8	5.8
Burn Rate	3.3	9.5	3.2	6.3
Overhang	18.4	13.6	16.1	15.2

*  Partial year, January 1, 2016 – March 31, 2016

** Partial Year, March 31, 2014 – December 31, 2014

In considering the proposed amendments to the 2014 EIP, the Compensation Committee was presented with information on Atara’s historical dilution, burn rate, and overhang.  In addition, the Compensation Committee considered the development timelines for our lead product candidate, Epstein Bar Virus cytotoxic T-lymphocyte for post-transplant lymphoproliferative disorder, or EBV-CTL for PTLD, after hematopoetic cell transplant, or HCT, or solid organ transplant, or SOT.  Because the EBV-CTL for PTLD received breakthrough therapy designation from the U.S. Food and Drug Administration, or FDA, and the European Medicines Agency, or EMA, the early access program is expected to begin in the first half of 2016 and the pivotal trials for the HCT and SOT indications are expected to commence in late 2016.  Due to this accelerated development timeline, if EBV-CTL is approved by the FDA or EMA, it is possible that our EBV-CTL product could be commercialized within the next three years.  Commercialization of a drug in the U.S. or Europe requires additional resources and infrastructure.  In order to be in a position to build the infrastructure and resources needed to launch an approved product, our organization will need to grow in a short time frame.  This growth will include expansion of existing departments as well as the creation and growth of new departments, including a medical affairs department and a commercial department.  The Compensation Committee considered this fast expansion in headcount when evaluating the proposed amendment to the 2014 EIP.  Taking into account Atara’s broad-based equity grant practices and the foregoing information, Atara believes that the additional share authorization requested is appropriate to support the expected growth of the organization.

2014 EIP Description

Administration:  Under the terms of the 2014 EIP, the Board of Directors (and, through delegation, the Compensation Committee) has the power (i) to determine who will be granted Awards (as defined in the 2014 EIP); when and how each Award will be granted; what type of Award will be granted; the provisions of each Award; the number of shares of Common Stock (as defined in the 2014 EIP) subject to, or the cash value of, an Award; and the fair market value applicable to a stock award; (ii) to construe and interpret the 2014 EIP and awards granted under it, and to establish, amend and revoke rules and regulations for administration of the 2014 EIP and awards; (iii) to settle all controversies regarding the 2014 EIP and awards granted under it; (iv) in corporate transactions and change of control situations, to accelerate, in whole or in part, the time at which an award may be exercised or vest (or at which cash or shares of Common Stock may be issued); (v) to suspend or terminate the 2014 EIP at any time; provided that such action generally does not materially impair a participant’s rights under his or her then-outstanding award without his or her written consent; (vi) to amend the 2014 EIP in any respect the Board of Directors deems necessary or advisable, including, without limitation, adopting amendments relating to incentive stock options and nonqualified deferred compensation under Section 409A of the Code (as defined in the 2014 EIP) and/or making the 2014 EIP or awards granted under the 2014 EIP exempt from or compliant with the requirements for incentive stock options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law; (vii) to submit any amendment to the 2014 EIP for stockholder approval, including, but not limited to, amendments to the 2014 EIP intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to “Covered Employees,” (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3 of U.S. Securities Exchange Act of 1934 or any successor rule; (viii) to approve forms of award agreements for use under the 2014 EIP and to amend the terms of any one or more outstanding awards; (ix) generally, to exercise such powers and to perform such acts as the Board of Directors deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the 2014 EIP and/or award agreements; (x) to adopt such procedures and sub-plans as are necessary or appropriate (A) to permit or facilitate participation in the 2014 EIP by participants who are foreign nationals or employed outside the United States or (B) allow awards to qualify for special tax treatment in a foreign jurisdiction; provided that Board of Director approval will not be necessary for immaterial modifications to the 2014 EIP or any award agreement that are required for compliance with the laws of the relevant foreign jurisdiction; and (xi) to effect, with the consent of any adversely affected participant, (A) the reduction of the exercise, purchase or strike price of any outstanding stock award; (B) the cancellation of any outstanding stock award and the grant in substitution therefore of a new (1) stock option or stock appreciation right, (2) restricted stock award, (3) restricted stock unit award, (4) other stock award, (5) cash award and/or (6) award of other valuable consideration determined by the Board of Directors, in its sole discretion, with any such substituted award covering the same or a different number of shares of Common Stock as the cancelled stock award and granted under the 2014 EIP or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

Ability to Permit Deferrals:  Under the terms of the 2014 EIP, to the extent permitted by applicable law, the Board of Directors, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any award may be deferred and may establish programs and procedures for deferral elections to be made by participants.  Deferrals by participants will be made in accordance with Section 409A of the Code (to the extent applicable to a participant).  Consistent with Section 409A of the Code, the Board of Directors may provide for distributions while a participant is still an employee or otherwise providing services to the Company.  The Board of Directors is authorized to make deferrals of awards and determine when, and in what annual percentages participants may receive payments, including lump sum payments, following the participant’s termination of continuous service, and implement such other terms and conditions consistent with the provisions of the 2014 EIP and in accordance with applicable law.

Adjustments Upon Changes in Control in Common Stock; Other Corporate Events:  Under the terms of the 2014 EIP, in the event of a capitalization adjustment, the Board of Directors will appropriately and proportionately adjust the classes and maximum number of securities subject to the 2014 EIP, including the price per share of stock subject to outstanding stock awards as applicable.  Except as otherwise provided in the stock award agreement, in the event of a dissolution or liquidation of the Company, all outstanding stock awards (other than stock awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such stock award is providing continuous service; provided, however, that the Board of Directors may, in its sole discretion, cause some or all stock awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such stock awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.  In the event of a “Corporate Transaction” (as defined in the 2014 EIP and summarized below under the heading “Corporate Transactions”), the Board of Directors will take one or more of the following actions with respect to stock awards, contingent upon the closing or completion of the Corporate Transaction:  (i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the stock award or to substitute a similar stock award for the stock award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction); (ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the stock award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company); (iii) accelerate the vesting of the stock award (and, if applicable, the time at which the stock award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board of Directors will determine (or, if the Board of Directors will not determine such a date, to the date that is 5 days prior to the effective date of the Corporate Transaction), with such stock award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; (iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the stock award; (v) cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and (vi) cancel or arrange for the cancellation of the stock award in exchange for a payment in such form as may be determined by the Board of Directors equal to the excess, if any, of (A) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.  In the absence of any affirmative determination by the Board of Directors at the time of a Corporate Transaction, each outstanding stock award will be assumed or an equivalent stock award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume the stock award or to substitute an equivalent stock award, in which case such stock award will terminate upon the consummation of the transaction.  In the event of a “Change in Control” (as defined in the 2014 EIP), a stock award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the stock award agreement for such stock award or as may be provided in any other written agreement between the Company or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

Awards and Eligibility:    The 2014 EIP provides for the grant of stock options, stock appreciation rights restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards, and other stock awards.  All employees of the Company (approximately 60 people), consultants of the Company (approximately 14 people) and non-employee directors of the Company (currently six people) are eligible to participate in the 2014 EIP.  The persons to whom awards will be granted and the terms thereof are determined by the Compensation Committee.  The bases on which individuals receive actual awards will depend on a number of factors, including an individual’s potential contribution to the business, compensation practices at the time, retention issues and the Company’s stock price.

Shares Available:     836,815 shares remain available for the grant of awards under the 2014 EIP as of March 31, 2016 and the closing per-share sales price of our Common Stock on that date as reported on Nasdaq was $19.03.  If an award (or any portion of an award) under the 2014 EIP (i) expires or otherwise terminates without all of the shares covered by the award having been issued or (ii) is settled in cash (i.e., the participant receives cash rather than stock), such expiration, termination or settlement does not reduce (or otherwise offset) the number of shares that are available for issuance under the 2014 EIP.  If any shares issued under an award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the 2014 EIP.  Any shares reacquired by the Company in satisfaction of tax withholding obligations on an award or as consideration for the exercise or purchase price of an award will again become available for issuance under the 2014 EIP.

Maximum Grants under the 2014 EIP:    At such time as the Company is subject to limitations under Section 162(m) of the Code, (a) a maximum of 3,000,000 shares of Common Stock subject to stock options, stock appreciation rights and similarly structured other stock awards may be granted to any one participant during any one calendar year; (b) no individual may be granted greater than 3,000,000 shares of Common Stock subject to Performance Stock Awards during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the performance period of the performance goals); and (c) a maximum of $2,000,000 may be granted as a performance cash award to any one participant during any one calendar year.

Director Limitation:    We are asking stockholders to approve an amendment that would add annual maximum limitations to awards to our non-employee directors.  Under this amendment, the maximum number of shares subject to awards granted during a single fiscal year to any non-employee director under the plan and under any other Company equity plan, taken together with any cash fees paid to such non-employee director during the fiscal year, would not exceed $1,500,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year).

Performance Goals:    Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an award intended to qualify as “performance-based compensation” thereunder, the Compensation Committee will establish the performance goals applicable to, and the formula for calculating the amount payable under, performance-based awards no later than the earlier of (a) the date 90 days after the commencement of the applicable performance period, and (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable performance goals remains substantially uncertain.  Prior to the payment of any compensation under an award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will certify in writing the extent to which any performance goals and any other material terms under such award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).  Notwithstanding satisfaction of any completion of any performance goals, the number of shares of Common Stock, stock options, cash or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of such performance goals may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee, in its sole discretion, will determine.

Options and Stock Appreciation Rights:  Options to purchase shares of Common Stock and stock appreciation rights each may be granted under the 2014 EIP, either alone or in addition to other awards, in consideration (in whole or in part) for the performance of services.  The exercise price per share may not be less than the closing sales price per share as reported on the Nasdaq on the date of grant.  The term of each stock option and stock appreciation right is fixed by the Compensation Committee in its sole discretion, but no stock option or stock appreciation right may be exercised more than ten years after the date the option is granted.  Stock options and stock appreciation rights are exercisable at such time or times as determined by the Compensation Committee.  Subject to the other provisions of the 2014 EIP and any applicable award agreement, any stock option may be exercised by the participant upon payment by delivery of cash, shares of Common Stock or by any combination thereof.  To exercise any outstanding stock appreciation right, the participant must provide written notice of exercise to the Company in compliance with the provisions of the stock appreciation right agreement evidencing such stock appreciation right.  The appreciation distribution payable on the exercise of a stock appreciation right will be not greater than an amount equal to the excess of (A) the aggregate fair market value (on the date of the exercise of the stock appreciation right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the participant is vested under such stock appreciation right (with respect to which the participant is exercising the stock appreciation right on such date), over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the participant is exercising the stock appreciation right on such date.  The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Compensation Committee and contained in the award agreement evidencing such stock appreciation right.  In general, if a participant’s employment or service as a director terminates, other than by reason of retirement, death or disability, all of the participant’s unexercisable options and stock appreciation rights are forfeited and all exercisable options and stock appreciation rights may be exercised within 3 months following termination or they will expire.  In the event of termination because of death or disability, all of the participant’s unexercisable options and stock appreciation rights are forfeited and all exercisable options may be exercised within 18 or 12 months following termination because of death or disability, respectively, or they will expire.

Restricted Stock:    Restricted stock awards may be issued to participants for (a) cash, check, bank draft or money order payable to the Company, (b) past services to the Company or an affiliate, or (c) any other form of legal consideration (including future services) permissible under applicable law, either alone or in addition to other awards granted under the 2014 EIP. Shares of Common Stock awarded under a restricted stock award agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Compensation Committee.

Performance Stock Awards:  The Compensation Committee may grant performance stock awards under the 2014 EIP.  A performance stock award is a stock award payable contingent upon the attainment during a performance period of certain performance goals.  A performance stock award may, but need not, require the completion of a specified period of continuous service.  The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Board of Directors or the Compensation Committee in their sole discretion.  To the extent permitted by applicable law and the applicable award agreement, the Compensation Committee may determine that cash may be used in payment of performance stock awards.

Performance Cash Awards:  The Compensation Committee may grant performance cash awards under the 2014 EIP.  A performance cash award is a cash award payable contingent upon the attainment during a performance period of certain performance goals.  A performance cash award may also require the completion of a specified period of continuous service.  At the time of grant of a performance cash award, the length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Board of Directors or the Compensation Committee in their sole discretion.  The Compensation Committee may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award, or such portion thereof as the Compensation Committee may specify, to be paid in whole or in part in cash or other property.

Restricted Stock Units:  Restricted stock unit awards may be issued to participants for consideration, if any, to be paid by the participant upon delivery of each share of Common Stock subject to the restricted stock unit award as the Compensation Committee may determine.  The consideration to be paid (if any) by the participant for each share of Common Stock subject to a restricted stock unit award may be paid in any form of legal consideration that may be acceptable to the Compensation Committee, in its sole discretion, and permissible under applicable law.  At the time of the grant of a restricted stock unit award, the Compensation Committee may impose such restrictions on or conditions to the vesting of the restricted stock unit award as it, in its sole discretion, deems appropriate.

Other Stock Awards:    Other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares may be granted to participants, either alone or in addition to other awards granted under the 2014 EIP, and may include awards based on the achievement of pre-established performance criteria during a specified period.  Other stock unit awards may be paid in shares of Common Stock, cash or any other form of property as the Compensation Committee determines.

Corporate Transactions:  In the event of a Corporate Transaction, the Compensation Committee shall have discretion to accelerate the vesting of awards, eliminate restrictions, deem any performance measure to be satisfied or take such other action as it deems appropriate in its sole discretion.  A Corporate Transaction shall occur upon (a) a sale or other disposition of all or substantially all, as determined by the Compensation Committee in its sole discretion, of the consolidated assets of the Company and any subsidiaries; (b) a sale or other disposition of at least 90% of the outstanding securities of the Company; (c) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (d) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.  For additional description of additional potential treatments of awards in a Corporate Transaction, see the discussion under the “Adjustments Upon Changes in Control in Common Stock; Other Corporate Events” heading above.

Other Provisions:    The Compensation Committee may amend, suspend or discontinue the 2014 EIP at any time, but no amendment, alteration or discontinuation may be made that would impair rights under an award previously granted without the participant’s consent.  The Compensation Committee may not, without shareholder approval, amend the 2014 EIP to increase the aggregate number of shares that may be issued or transferred to participants or to any one participant, extend the term of the 2014 EIP or awards granted thereunder, change the eligibility criteria for participants or grant options at less than fair market value.  The 2014 EIP will expire on March 31, 2024, and no awards may be made under the 2014 EIP after such date.

The Compensation Committee is authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The 2014 EIP contains an anti-dilution provision that provides for the adjustment of the number of shares available for the grant of stock awards and certain limits under the 2014 EIP in the event of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction.

The foregoing summary of the material terms of the 2014 EIP is qualified in its entirety by reference to the text of the 2014 EIP, which is attached as Appendix A to this proxy statement.

Tax Consequences

The following is a brief summary of certain federal income tax consequences of certain transactions under the 2014 EIP based on federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

In general, (i) no income will be recognized by an optionee at the time a nonqualified option is granted, (ii) at the time of exercise of a nonqualified option, ordinary income will be recognized by the optionee in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares if they are non-restricted on the date of exercise and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.  No income generally will be recognized by an optionee upon the grant or qualifying exercise of an incentive stock option. However, for purposes of calculating the optionee’s alternative minimum tax, if any, the difference between the fair market value of the shares at exercise and the purchase price generally constitutes an item of adjustment.  If shares are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares, any gain realized will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.  If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the purchase price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term gain (or loss) depending on the holding period.

A recipient of a restricted stock award generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares, reduced by any amount paid for the shares by the recipient, at such time as the shares are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code.  However, a recipient who properly elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares to the recipient will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares.  If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a substantial risk of forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

Generally, no income will be recognized by a participant in connection with the grant of a stock unit award.  Subject to the specific terms of the award, when the award is paid to the participant, the participant normally will be required to include as taxable ordinary income in the year of payment an amount equal to the amount of any cash and the fair market value of any non-restricted shares of Common Stock actually or constructively received.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation under Section 162(m) and (ii) any applicable reporting obligations are satisfied.

Section 409A of the Code is applicable to certain types of awards that may be granted under the 2014 EIP. To the extent applicable, it is intended that the 2014 EIP and any grants made under the 2014 EIP comply with the provisions of Section 409A.  The Company intends to administer the 2014 EIP and any grants made thereunder in a manner consistent with the requirements of Section 409A, and to adopt such amendments (including retroactive amendments) to the 2014 EIP and any grants made thereunder as may be required in order to comply with Section 409A.

New Plan Benefits

Awards under the 2014 EIP are within the discretion of the Compensation Committee.  As a result, the benefits that will be awarded under the 2014 EIP, including to our non-employee directors, are not determinable at this time and, therefore the table below shows the aggregate number and value of awards granted under the 2014 EIP during 2015.

Name and Position	Dollar Value ($)(1)	Number of Securities Underlying Restricted Stock Units	Number of Securities Underlying Options
Isaac Ciechanover, M.D.	5,164,426	38,000	346,667
Chief Executive Officer
Christopher Haqq, M.D., Ph.D.	1,873,872	12,400	116,333
Chief Medical Officer
Heather D. Turner	5,139,147	—	195,000
Vice President, General Counsel and Secretary
Executive Officer Group (6 persons)	17,858,449	87,600	976,999
Non-Executive Director Group (6 persons)	1,881,868	—	115,500
Non-Executive Officer Employee Group (43 persons)	25,697,078	—	1,501,175

(1)

Amounts reported as the dollar value of stock and option awards do not reflect compensation actually received by the named executive officer. Instead, the amount reported is the grant date fair value calculated under FASB ASC Topic 718. The amounts shown assume that there will be no service-based forfeitures of awards.  Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2015.

History of Grants under the 2014 EIP

From the inception of the 2014 EIP through March 31, 2016, 269,230 shares of restricted stock were granted under the 2014 EIP; 3,561,933 options were granted under the 2014 EIP, 25,066 of which have been exercised, 106,385 of which have been cancelled and 3,430,482 of which remain outstanding as of March 31, 2016; 1,899,178 restricted stock units were granted under the 2014 EIP of which 1,031,521 remain outstanding as of March 31, 2016.  The following table summarizes the grants made to our named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, each nominee for election as a director, each associate of any director, executive officer or nominee, each other person who received or are to receive 5% of such options, restricted stock or restricted stock units as a group, and all employees, excluding current executive officers, as a group, from the inception of the 2014 EIP through March 31, 2016.

Name and Position	Number of Options Granted	Number of Shares of Restricted Stock Granted	Number of Shares of Restricted Stock Units Granted
Isaac Ciechanover, M.D.	501,667	—	296,496
Chief Executive Officer
Christopher Haqq, M.D., Ph.D.	166,333	269,230	81,566
Chief Medical Officer
Heather D. Turner	195,000	—	48,857
Vice President, General Counsel and Secretary
All current executive officers as a group (6 persons)	1,276,999	269,230	1,101,871
All current non-executive directors as a group (6 persons)	178,500	—	108,363
Matthew K. Fust (nominee for director and current non-executive director)	23,000	—	25,640
Joel S. Marcus (nominee for director and current non-executive director)	35,500	—	—
Each associate of any director, executive officer or nominee (0 persons)	—	—	—
Each other person who received or is to receive 5% of such options, restricted stock or restricted stock units (0 persons)	—	—	—
All employees, excluding current executive officers	3,506,281	—	392,166

Certain Interests of Directors

In considering the recommendation of our Board of Directors with respect to the approval of the 2014 EIP, stockholders should be aware that members of our Board of Directors have certain interests, which may present them with conflicts of interest in connection with this proposal.  As discussed above, directors are eligible to receive awards under the 2014 EIP.  For more information about the compensation we pay to our directors, see “Non-Employee Director Compensation” on Page 34.  Our Board of Directors recognizes that approval of this proposal may benefit our directors and their successors.

Information About Other Equity Compensation Plans

Reference is made to that certain information set forth in the section entitled “Equity Compensation Plan Information” on page 36 of this proxy statement.

Vote Required

Approval of the 2014 EIP requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2016, information regarding beneficial ownership of our common stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors and nominees for director; and
•	all of our current executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Atara Biotherapeutics, Inc., 611 Gateway Blvd., Suite 900, South San Francisco, CA 94080.2

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Holders:
Entities managed by The Baupost Group (2)	5,359,632	18.6%
Entities affiliated with FMR LLC (3)	2,085,790	7.3%
Entities affiliated with DAG Ventures (4)	1,962,564	6.8%
Entities affiliated with Kleiner Perkins Caufield & Byers (5)	1,876,650	6.5%
Entities affiliated with Domain Associates (6)	1,657,432	5.8%
Redmile Group, LLC (7)	1,534,962	5.3%
Amgen Inc. (8)	1,468,501	5.1%

Directors and Named Executive Officers:
Isaac E. Ciechanover, M.D. (9)	1,170,150	4.1%
Christopher Haqq, M.D., Ph.D. (10)	293,285	1.0%
Heather Turner (11)	6,771	*
Eric Dobmeier (12)	13,750	*
Matthew K. Fust (13)	26,388	*
Carol Gallagher, Pharm.D. (14)	109,935	*
William K. Heiden	—	*
Joel S. Marcus (15)	912,355	3.2%
Beth Seidenberg, M.D. (5)(16)	1,883,733	6.6%

All Executive Officers and Directors as a Group (12 persons) (17)	4,682,127	16.1%

*	Represents beneficial ownership of less than 1% of the outstanding common stock.
(1)

This table is based upon information supplied by officers, directors and certain principal stockholders and Schedules 13D and 13G filed with the SEC.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 28,744,011 shares outstanding on March 31, 2016, adjusted as required by rules promulgated by the SEC.  Common stock subject to stock options currently exercisable or exercisable within 60 days of March 31, 2016, or issuable upon settlement of restricted stock units within 60 days of March 31, 2016, is deemed to be outstanding for computing the percentage ownership of the person holding these options or restricted stock units and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.

(2)

The Baupost Group, L.L.C. (“Baupost”) is a registered investment adviser and acts as the investment adviser to certain private investment limited partnerships on whose behalf these securities were purchased, and in such capacity has voting and investment power with respect to such securities. None of the investment limited partnerships owns greater than 5% of any class of voting securities. SAK Corporation is the manager of Baupost, and Mr. Seth A. Klarman is the sole director of SAK Corporation. Mr. Klarman and SAK Corporation disclaim beneficial ownership of the securities. The principal business address for Baupost, SAK Corporation, Mr. Klarman and the investment limited partnerships is 10 St. James Avenue, Suite 1700, Boston, MA 02116.

(3)

MR LLC and Abigail P. Johnson have shared voting and dispositive control over the shares, and Abigail P. Johnson is a director, the vice chairman, the chief executive officer and the president of FMR LLC. Members of the Johnson family, including Abigail P.

Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended (the “Investment Company Act”), to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co.”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)

Consists of 1,798,185 shares of common stock held by DAG Ventures V-QP, L.P., 4,379 shares of common stock held by DAG Ventures V, L.P. and 160,000 shares held by R. Thomas Goodrich. The general partner of DAG Ventures V, L.P. is DAG Ventures Management V, LLC. John J. Cadeddu, Greg Williams, Young J. Chung, Nick Pianim and R. Thomas Goodrich, the managing members of DAG Ventures Management V, LLC, share the power to vote or dispose of the shares held by each such entity. The principal business address of DAG Ventures V-QP, L.P. and DAG Ventures V, L.P. is 251 Lytton Avenue, Suite 200, Palo Alto, CA 94301.

(5)

Consists of 1,822,228 shares of common stock held by Kleiner Perkins Caufield & Byers XV, LLC (“KPCB XV”) and 54,422 shares of common stock held by KPCB XV Founders Fund, LLC (“KPCB XV FF”). All shares are held for convenience in the name of “KPCB Holdings, Inc., as nominee” for the accounts of such entities. The managing member of KPCB XV and KPCB XV FF is KPCB XV Associates, LLC (“KPCB XV Associates”). Michael Abbott, L. John Doerr, William Gordon, Wen Hsieh, Randy Komisar, Matthew Murphy, Theodore Schlein and Dr. Seidenberg, the managing members of KPCB XV Associates, exercise shared voting and dispositive control over the shares held by KPCB XV. Dr. Seidenberg disclaims beneficial ownership of all shares held by KPCB XV except to the extent of her pecuniary interest therein. The principal business address for all entities and individuals affiliated with Kleiner Perkins Caufield & Byers is 2750 Sand Hill Road, Menlo Park, CA 94025.

(6)

Consists of 1,641,542 shares of common stock held by Domain Partners VIII, L.P. and 15,890 shares of common stock held by DP VIII Associates, L.P. The general partner of Domain Partners VIII, L.P. and DP VIII Associates, L.P. is One Palmer Square Associates VIII, L.P. James C. Blair, Brian H. Dovey, Jesse I. Treu, Kathleen K. Schoemaker, Brian K. Halak and Nicole Vitullo, the managing members of One Palmer Square Associates VIII, L.L.C., share the power to vote or dispose of the shares held by each such entity. The principal business address of Domain Partners VIII, L.P. and DP VIII Associates, L.P. is One Palmer Square, Suite 515, Princeton, NJ 08542.

(7)

The ownership of Redmile Group, LLC (“Redmile”) consists of an aggregate of 1,534,962 shares of common stock owned by certain investment limited partnerships, pooled investment vehicle(s), separately managed accounts, etc. for which Redmile serves as the general partner and/or investment manager. Redmile, as the general partner and/or investment manager to the limited partnerships, pooled investment vehicle(s), separately managed accounts, etc. and Jeremy Green, as the majority managing member and owner of Redmile, may therefore be deemed to beneficially own the shares owned by such investment limited partnerships, pooled investment vehicle(s), separately managed accounts, etc., insofar as they may be deemed to have the power to direct the voting or disposition of those shares. Each of Redmile and Jeremy Green disclaims beneficial ownership as to the shares, except to the extent of his or its pecuniary interests therein. The mailing address of the beneficial owners is One Letterman Drive, Bldg D, Ste D3-300, San Francisco, CA 94129.

(8)

Consists of 853,117 shares of common stock held by Amgen Investments Ltd., an affiliate of Amgen Inc., and 615,384 shares of common stock held by Amgen Inc. The address for Amgen Inc. is One Amgen Center Drive, Mail Stop 28‑5‑C, Thousand Oaks, CA 91320.

(9)

Consists of 25,640 shares held directly by   Dr. Ciechanover, 378,911 shares held by the Isaac E. Ciechanover and Allison M. Ciechanover Family Trust dated 8/8/08, 450,824 shares held by the Ciechanover Family GRAT, 180,000 shares held by the Ciechanover Family 2015 GRAT dated February 11, 2015 and 134,775 shares pursuant to options exercisable and restricted stock units (“RSUs”) expected to vest within 60 days of March 31, 2016.

(10)

Consists of 230,298 shares held directly by Dr. Haqq, 17,312 shares held by Chris Haqq 2014 GRAT, 2,688 shares held by the Havenside Trust and 42,987 shares pursuant to options exercisable and RSUs expected to vest within 60 days of March 31, 2016.Consists of 6,771 shares pursuant to options exercisable within 60 days of March 31, 2016.

(11)	Consists of 6,771 shares pursuant to options exercisable within 60 days of March 31, 2016.
(12)	Consists of 5,500 shares held directly by Mr. Dobmeier and 8,250 shares pursuant to options exercisable within 60 days of March 31, 2016.
(13)	Consists of 12,286 shares held directly by Mr. Fust and 14,102 shares pursuant to options exercisable and RSUs expected to vest within 60 days of March 31, 2016.

(14)	Consists of 94,280 shares held by the Gallagher Revocable Trust and 15,655 shares pursuant to options exercisable and RSUs expected to vest within 60 days of March 31, 2016.
(15)

Consists of 908,355 shares held by Alexandria Equities, LLC, an affiliate of Alexandria Real Estate Equities, Inc., and 4,000 shares held by a family trust. The address for this stockholder is 385 East Colorado Boulevard, Suite 299, Pasadena, CA 91101.

(16)	Includes 6,689 shares held by Ms. Seidenberg and 394 shares held by irrevocable trusts, of which Ms. Seidenberg is trustee.
(17)	Includes 356,663 shares pursuant to options exercisable and RSUs expected to vest within 60 days of March 31, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2015, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with except Ms. Turner filed a Form 4 on March 4, 2016 for an event that occurred on August 3, 2015.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of March 31, 2016.  Biographical information with regard to Dr. Ciechanover is presented under “Proposal No. 1—Election of Directors” in this Proxy Statement.

Name	Age	Position(s)
Isaac E. Ciechanover, M.D.	45	President, Chief Executive Officer and Director
John F. McGrath, Jr.	51	Chief Financial Officer
Mitchall G. Clark	55	Chief Regulatory and Quality Assurance Officer
Christopher Haqq, M.D., Ph.D.	50	Chief Medical Officer
Gad Soffer	39	Chief Operating Officer
Heather D. Turner	43	General Counsel and Secretary

John F. McGrath, Jr. has served as our Chief Financial Officer since January 2013. From December 2009 to January 2013, Mr. McGrath was an Executive in Residence and Operating Partner at Kleiner Perkins Caufield & Byers. From November 2001 to November 2009, Mr. McGrath served as Vice President and Chief Financial Officer for Network Equipment Technologies, Inc., a networking equipment company. Mr. McGrath’s prior experience includes Vice President of Finance for Aspect Communications, Director of Finance for TCSI Corporation and Manager in the High Technology and Manufacturing practice at Ernst & Young. He was a member of the board of directors of Endwave Corporation, Actel Corporation and the Presidio Fund. Mr. McGrath is a registered C.P.A. (inactive) in the State of California and received a B.S. from the University of Wyoming and an M.B.A. from the Stanford Graduate School of Business.

Mitchall G. Clark has served as Chief Regulatory and Quality Assurance Officer since March 2014. From June 2013 to March 2014, he served as the Principal of Lindum Pharmaceutical Services, a regulatory consultancy. From December 2011 to June 2013, he served as Senior Vice President, Regulatory Affairs and Quality of NantPharma, LLC, a pharmaceutical company. Mr. Clark served as an independent regulatory consultant between June 2011 and December 2011. From October 2010 to June 2011, Mr. Clark served as Senior Vice President of Regulatory Affairs of Celgene. From November 2007 to October 2010, he served as Senior Vice President of Global Regulatory Affairs of Abraxis, a biopharmaceutical company, which was acquired by Celgene in October 2010. From April 2006 to November 2007, Mr. Clark served as Vice President of Regulatory Affairs of Abraxis and its predecessor entity. From May 2002 to April 2006, Mr. Clark served as Vice President of Regulatory Affairs of American BioScience, Inc., a pharmaceutical company, which was merged with Abraxis in April 2006. Prior to that, Mr. Clark served in various senior regulatory positions at American Pharmaceutical Partners, VivoRx, Inc. and Faulding, Inc. Mr. Clark holds a B. Pharm. from The University of Nottingham, England.

Christopher Haqq, M.D. has served as our Chief Medical Officer since September 2012. From September 2011 to August 2012, Dr. Haqq served as the Chief Executive Officer of Genomic Systems, a biotechnology company. From 2007 to September 2011, Dr. Haqq served as Vice President for Clinical Research and Development at Cougar Biotechnology, Inc., a cancer-focused biotechnology company that was acquired by Johnson & Johnson in 2009, and Johnson & Johnson’s Janssen Pharmaceutical Companies division. Prior to that time, Dr. Haqq served in drug development roles at Amgen Inc., a biotechnology company, and practiced as a medical oncologist and led a translational science laboratory as an Assistant Adjunct Professor in the Division of Hematology/Oncology at the University of California, San Francisco. Dr. Haqq received a B.S. degree from Stanford University and an M.D. and Ph.D. from Harvard Medical School.

Gad Soffer has served as our Chief Operating Officer since March 2013. From August 2008 to March 2013, he held various roles in Business Development and served as Global Project Leader Abraxane at Celgene. From June 2000 to June 2001 and from April 2004 to April 2006, Mr. Soffer was a healthcare consultant with Easton Associates. He received an A.B. from Harvard University, an M.S. from Columbia University and an M.B.A. from Harvard Business School.

Heather D. Turner has served as our General Counsel and Secretary since July 2015. From June 2007 to June 2015, she was first Vice President and later Senior Vice President, General Counsel and Secretary at Orexigen Therapeutics, Inc., a publicly traded biotechnology company.  Prior to that time, she served first as Corporate Counsel and later as Associate General Counsel – Corporate for Conor Medsystems, LLC (previously Conor Medsystems, Inc.) a publicly traded medical device company and as an associate at Cooley LLP, a law firm.  She received a J.D. from the UCLA School of Law and a B.A. from the University of California, Santa Barbara where she graduated with honors and was elected Phi Beta Kappa.  She is a member of the State Bar of California.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation awarded to or earned by the executive officers listed below during the years ended December 31, 2015 and December 31, 2014. As an emerging growth company, we comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These three officers are referred to as our named executive officers.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	All Other Compensation(4)	Total
Isaac E. Ciechanover, M.D.	2015	$506,250	$419,569	$955,700	$4,658,726	$5,286	$6,545,531
Chief Executive Officer	2014	410,825	420,100	812,236	907,238	4,890	2,555,289
Christopher Haqq, M.D., Ph.D.	2015	381,250	198,250	311,860	1,562,012	3,254	2,456,626
Chief Medical Officer	2014	333,225	168,750	113,995	292,658	1,994	910,622
Heather Turner	2015	159,614	88,117	—	5,139,147	40,721	5,427,598
Vice President, General Counsel and Secretary

(1)

Amounts reported in this column for 2014 represent discretionary bonuses approved in January 2015 by our Board for fiscal year 2014, based on company and individual performance and a monthly payment of $4,800 for Dr. Ciechanover.  Amounts reported in this column for 2015 represent discretionary bonuses approved in February 2016 by our Board for fiscal year 2015, based on company and individual performance and a monthly payment of $4,800 for Dr. Ciechanover and a discretionary bonus of $15,000 for Ms. Turner paid in September 2015.

(2)

The amounts in this column reflect the aggregate fair value of RSUs awarded during the year, computed at the measurement date in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown assume that there will be no service-based forfeitures of awards.  Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2015.

(3)

Amounts reported as the dollar value of option awards do not reflect compensation actually received by the named executive officer. Instead, the amount reported is the grant date fair value calculated under FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown assume that there will be no service-based forfeitures of awards.  Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2015.

(4)

Amounts reported in this column include the following: (a) life insurance premiums paid on behalf of the named executive officers, (b) in the case of Dr. Ciechanover, also includes a $3,000 medical insurance opt-out benefit and (c) in the case of Ms. Turner, also includes a $40,000 sign-on bonus.

Outstanding Equity Awards at December 31, 2015

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2015.

			Option Awards				Stock Awards
Name	Grant Date	Notes	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	All Other Stock Awards: Number of Shares or Units That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Isaac E. Ciechanover, M.D.	08/30/12	(2)	—	—	—	—	185,096	4,888,385
	01/10/14	(3)	—	—	—	—	49,231	1,300,191
	10/15/14	(4)	45,208	109,792	11.00	10/14/21	—	—
	01/16/15	(4)	9,472	97,639	25.15	01/15/22
	01/16/15	(5)	—	—	—	—	29,292	773,602
	12/17/15	(4)	—	220,000	22.72	12/16/22	—	—
Christopher Haqq, M.D., Ph.D.	03/4/13	(6)	—	—	—	—	48,317	1,276,052
	01/10/14	(3)	—	—	—	—	6,909	182,467
	10/15/14	(4)	14,583	35,417	11.00	10/14/21	—	—
	01/16/15	(4)	9,472	31,861	25.15	01/15/22
	01/16/15	(5)	—	—	—	—	9,558	252,247
	12/17/15	(4)	—	75,000	22.72	12/16/22	—	—
Heather Turner	08/03/15	(7)	—	130,000	56.98	08/02/22	—	—
	12/17/15	(4)	—	65,000	22.72	12/16/22	—	—

(1)	Amounts reflect the value of RSUs, each with respect to one share of our common stock, as of December 31, 2015.
(2)

Represents the unvested portion of 1,066,155 restricted shares purchased in August 2012 by the Isaac E. Ciechanover and Alison M. Ciechanover Family Trust dated August 8, 2008, which shares are subject to vesting over four years, subject to Dr. Ciechanover’s continuous service, commencing on October 2012.

(3)

Represents RSUs issued under the 2012 Equity Incentive Plan of Nina Biotherapeutics, Inc., the 2012 Equity Incentive Plan of Pinta Biotherapeutics, Inc. and the 2012 Equity Incentive Plan of Santa Maria Biotherapeutics, Inc. (collectively, the “2012 Plans”), which are subject to both (i) a liquidity-based performance vesting condition, which was met upon completion of our initial public offering in October 2014, and (ii) a service-based vesting condition. The service-based vesting condition is satisfied as to 1/48th of the total number shares underlying the RSUs each month measured from the grant date, subject to continuous service.

(4)	Represents options issued under the 2014 EIP. 1/48th of the total number shares underlying the options vest each month measured from the grant date, subject to continuous service.
(5)	Represents RSUs issued under the 2014 EIP. 1/48th of the total number shares underlying the RSUs vest each month measured from the grant date, subject to continuous service.
(6)

Represents the unvested portion of 269,230 restricted shares purchased in March 2013 by Dr. Haqq, which shares are subject to vesting over four years, subject to Dr. Haqq’s continuous service, commencing in September 2012.

(7)

Represents options issued under the 2014 EIP.  25% of the shares underlying the options vest upon completion of one year of service measured from the vesting commencement date of July 6, 2015, and thereafter, an additional 1/48th of the total number of shares underlying the options vest each month, subject to Ms. Turner’s continuous service.

Employment Arrangements

We have entered into employment agreements with each of the named executive officers. With the exception of his own arrangement, each of these employment agreements was negotiated on our behalf by our Chief Executive Officer, with the oversight and approval of our Board.

These arrangements provide for “at will” employment and set forth the initial terms and conditions of employment of each executive officer, including base salary, target bonus opportunity, standard employee benefit plan participation, a recommendation for initial equity awards, opportunities for postemployment compensation and vesting acceleration terms. The named executive officers also executed standard proprietary information and inventions agreement.

Isaac E. Ciechanover

We entered into an amended and restated executive employment agreement with Isaac E. Ciechanover, our President and Chief Executive Officer, in October 2015. The employment agreement provides for an initial base salary of $525,000, an additional monthly payment of $4,800 and a target annual bonus of up to 55% of his then current base salary.

Under Dr. Ciechanover’s employment agreement and the agreements governing his equity awards, he is entitled to certain benefits in the event of a change in control, termination of employment without cause or resignation for good reason. In the event Dr. Ciechanover’s employment is terminated by us without cause or he resigns for good reason unrelated to a change in control (other than as a result of his death or disability), he will be entitled to receive the following benefits:

•	Severance pay in the form of a lump sum payment equal to his final base salary for the year in which the termination date occurs;
•

Either (a) subject to Dr. Ciechanover’s timely election for continued coverage under COBRA, payment by us of his COBRA premiums for up to 12 months following his termination of employment or (b) if Dr. Ciechanover is not entitled to COBRA continuation coverage or if we determine that we cannot pay his COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Dr. Ciechanover of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to 12 months following his termination of employment; and

•

Vesting of the equity awards that vest solely subject to Dr. Ciechanover’s continued service to the extent that such awards would have vested during the six months following termination of employment had his employment not terminated.

In addition, in the event Dr. Ciechanover’s employment is terminated by us without cause (other than as a result of his death or disability) or as a result of a resignation for good reason, during the period commencing three months before and ending twelve months after a change in control, he will be entitled to receive the following payments and benefits:

•	Severance pay in the form of a lump sum payment equal to his final base salary for the year in which the termination date occurs, multiplied by 1.5;
•

Either (a) subject to Dr. Ciechanover’s timely election for continued coverage under COBRA, payment by us of his COBRA premiums for up to 18 months following his termination of employment or (b) if Dr. Ciechanover is not entitled to COBRA continuation coverage or if we determine that we cannot pay Dr. Ciechanover’s COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Dr. Ciechanover of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to 18 months following his termination of employment;

•	Lump sum amount equal to his target bonus for that year, multiplied by 1.5; and
•	Full acceleration and immediate exercisability, if applicable, of all outstanding equity awards subject to time-based vesting conditions.

The receipt of any termination-based payments or benefits by Dr. Ciechanover is subject to his execution and the effectiveness of a release of claims against Atara.

Dr. Ciechanover’s employment agreement also provides that, if Atara is subject to a change in control before Dr. Ciechanover’s service with us terminates, the equity awards we granted to him on January 10, 2014 and October 15, 2014 will fully accelerate such that all shares become immediately vested and exercisable, if applicable, upon such change in control.

In January 2015, the compensation committee approved a grant to Dr. Ciechanover of 38,000 RSUs and an option to purchase 126,667 shares of common stock with an exercise price of $25.15 per share.  In December 2015, the compensation committee approved a grant to Dr. Ciechanover of an option to purchase 220,000 shares of common stock with an exercise price of $22.72 per share. In February 2016, the compensation committee approved a grant to Dr. Ciechanover of 163,973 RSUs.

Christopher Haqq

We entered into an amended and restated executive employment agreement with Christopher Haqq, our Chief Medical Officer, in October 2015. The employment agreement provides for an initial base salary of $400,000 and a target annual bonus of up to 40% of his then current base salary.

Under Dr. Haqq’s employment agreement and the agreements governing his equity awards, he is entitled to certain benefits in the event of a change in control, termination of employment without cause or resignation for good reason. In the event Dr. Haqq’s employment is terminated by us without cause or he resigns for good reason unrelated to a change in control (other than as a result of his death or disability), he will be entitled to receive the following benefits:

•	Severance pay in the form of the continuation of his final base salary for nine months following termination;
•

Either (a) subject to Dr. Haqq’s timely election for continued coverage under COBRA, payment by us of his COBRA premiums for up to nine months following his termination of employment or (b) if Dr. Haqq is not entitled to COBRA continuation coverage or if we determine that we cannot pay his COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Dr. Haqq of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to nine months following his termination of employment; and

•

Vesting of the equity awards that vest solely subject to Dr. Haqq’s continued service to the extent that such awards would have vested during the three months following termination of employment had his employment not terminated.

In addition, in the event Dr. Haqq’s employment is terminated by us without cause (other than as a result of his death or disability) or as a result of a resignation for good reason, during the period commencing three months before and ending twelve months after a change in control, he will be entitled to receive the following payments and benefits:

•	Severance pay in the form of a lump sum payment equal to his final base salary for the year in which the termination date occurs;
•

Either (a) subject to Dr. Haqq’s timely election for continued coverage under COBRA, payment by us of his COBRA premiums for up to 12 months following his termination of employment or (b) if Dr. Haqq is not entitled to COBRA continuation coverage or if we determine that we cannot pay his COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Dr. Haqq of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to 12 months following his termination of employment; and

•	Lump sum amount equal to his target bonus for that year; and
•	Full acceleration and immediate exercisability, if applicable, of all outstanding equity awards subject to time-based vesting conditions.

The receipt of any termination-based payments or benefits by Dr. Haqq is subject to his execution and the effectiveness of a release of claims against Atara.

Dr. Haqq’s employment agreement also provides that, if Atara is subject to a change in control before Dr. Haqq’s service with us terminates, the equity awards we granted to him on March 4, 2013, January 20, 2014 and October 15, 2014 will fully accelerate such that all shares become immediately vested and exercisable, if applicable, upon such change in control.

In January 2015, the compensation committee approved a grant to Dr. Haqq of 12,400 RSUs and an option to purchase 41,333 shares of common stock with an exercise price of $25.15 per share.  In December 2015, the compensation committee approved a grant to Dr. Haqq of an option to purchase 75,000 shares of common stock with an exercise price of $22.72 per share. In February 2016, the compensation committee approved a grant to Dr. Haqq of 55,900 RSUs.

Heather Turner

We entered into an amended and restated executive employment agreement with Heather Turner, our Vice President, General The employment agreement provides for an initial base salary of $333,000 and a target annual bonus of up to 40% of her then current base salary.

Under Ms. Turner’s employment agreement and the agreements governing her equity awards, she is entitled to certain benefits in the event of a change in control, termination of employment without cause or resignation for good reason. In the event Ms. Turner’s employment is terminated by us without cause or she resigns for good reason unrelated to a change in control (other than as a result of her death or disability), she will be entitled to receive the following benefits:

•	Severance pay in the form of the continuation of her final base salary for nine months following termination; and
•

Either (a) subject to Ms. Turner’s timely election for continued coverage under COBRA, payment by us of her COBRA premiums for up to nine months following her termination of employment or (b) if Ms. Turner is not entitled to COBRA continuation coverage or if we determine that we cannot pay her COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Ms. Turner of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to nine months following her termination of employment.

In addition, in the event Ms. Turner’s employment is terminated by us without cause (other than as a result of her death or disability) or as a result of a resignation for good reason, during the period commencing three months before and ending twelve months after a change in control, she will be entitled to receive the following payments and benefits:

•	Severance pay in the form of a lump sum payment equal to her final base salary for the year in which the termination date occurs;
•

Either (a) subject to Ms. Turner’s timely election for continued coverage under COBRA, payment by us of her COBRA premiums for up to 12 months following her termination of employment or (b) if Ms. Turner is not entitled to COBRA continuation coverage or if we determine that we cannot pay her COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Ms. Turner of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to 12 months following her termination of employment; and

•	Lump sum amount equal to her target bonus for that year; and
•	Full acceleration and immediate exercisability, if applicable, of all outstanding equity awards subject to time-based vesting conditions.

The receipt of any termination-based payments or benefits by Ms. Turner is subject to her execution and the effectiveness of a release of claims against Atara.

In August 2015, the compensation committee approved a grant to Ms. Turner of an option to purchase 130,000 shares of common stock with an exercise price of $56.98 per share. In December 2015, the compensation committee approved a grant to Ms. Turner of an option to purchase 65,000 shares of common stock with an exercise price of $22.72 per share. In February 2016, the compensation committee approved a grant to Ms. Turner of 48,857 RSUs.

Non-Employee Director Compensation

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during 2015.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)(3)	Total
Eric L. Dobmeier (4)	$38,664	$—	$493,838	$532,501
Matthew K. Fust	70,000	—	177,063	247,063
Carol Gallagher, Pharm.D.	72,500	—	177,063	249,563
William K. Heiden (5)	3,709	—	325,655	329,364
Joel M. Marcus	52,500	—	354,125	406,625
Beth Seidenberg, M.D.	43,000	—	354,125	397,125
Eckard Weber, M.D. (6)	30,489	—	354,125	384,614

(1)

No stock awards were granted to our non-employee directors during the year ended December 31, 2015.  As of December 31, 2015, Mr. Fust held 14,957 RSUs and Ms. Gallagher held 21,836 RSUs. Our other non-employee directors did not hold stock awards at year-end.

(2)

Amounts reported as the dollar value of stock option awards do not reflect compensation actually received by the named directors. Instead, the amount reported is the grant date fair value calculated under FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown assume that there will be no service-based forfeitures of awards.  Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2015.

(3)

As of December 31, 2015, Messrs. Dobmeier and Marcus and Dr. Seidenberg each held options to purchase 25,000 shares, Mr. Fust and Ms. Gallagher each held options to purchase 12,500 shares and Mr. Heiden held options to purchase 15,500 shares. Dr. Weber did not hold option awards at year-end.

(4)	Mr. Dobmeier joined the Board in March 2015.
(5)	Mr. Heiden joined the Board in November 2015.
(6)	Dr. Weber resigned from the Board in October 2015.

In January 2015, our Board adopted a non-employee director compensation policy, pursuant to which we compensate our non-employee directors with a combination of cash and equity. The annual cash compensation contained in this policy, set forth below, is payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial months of service. For purposes of cash compensation, this policy was made effective retroactively to October 16, 2014, the date of our initial public offering.

•	Annual Board Service Retainer:

All Directors other than Lead Director: $35,000

Lead Director: $50,000

•	Annual Committee Service Retainer (Chair):

Chair of the Audit Committee: $20,000

Chair of the Compensation Committee: $15,000

Chair of the Nominating and Corporate Governance Committee: $8,000

•	Annual Committee Service Retainer (Non-Chair):

Audit Committee: $10,000

Compensation Committee: $7,500

Nominating and Corporate Governance Committee: $5,000

We have reimbursed and under this policy will continue to reimburse our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and committees of our Board.

The non-employee director compensation policy adopted in January 2015 also provides for equity compensation to each non-employee director as follows:

•

Initial Grant: At the time he or she joins our Board, each new non-employee director will receive an initial stock option grant with a grant date fair value of $325,000, rounded to the nearest 500 shares, vesting annually over three years.

•

Annual Grant: On January 1 of each year (beginning in 2016), each non-employee director will receive an annual stock option grant with a grant date fair value of $162,500, rounded to the nearest 500 shares, vesting over one year.

Existing Non-Employee Directors: On the date the policy was adopted, Drs. Weber and Seidenberg and Mr. Marcus, who had not previously received any equity awards in respect of their service on our Board, each received an option to purchase 25,000 shares, both option grants vest in full on the 18 month anniversary of the option grant (June 30, 2016), and Dr. Gallagher and Mr. Fust, who had previously received RSUs in respect of their service on our Board, each received an option to purchase 12,500 shares, both option grants vested in full on January 1, 2016. All of the options granted to the existing non-employee directors had an exercise price per share of $25.15, the closing price of our common stock on Nasdaq on January 16, 2015.

In March 2015, in connection with his nomination to the Board, Mr. Dobmeier received an option to purchase 25,000 shares, vesting over three years. The options granted to Mr. Dobmeier had an exercise price per share of $34.90 per share, the closing price of our common stock on Nasdaq on March 26, 2015. In November 2015, in connection with his nomination to the Board, Mr. Heiden received an option to purchase 15,500 shares, vesting over three years.  The options granted to Mr. Heiden had an exercise price per share of $34.98 per share, the closing price of our common stock on Nasdaq on November 23, 2015.

All options granted to our non-employee directors under the policy will vest in full upon the completion of a change in control. Grant date option value is determined using the same method we use to calculate the grant date fair value of stock options in our financial statements, except that no provision shall be made for estimated forfeitures related to service-based vesting.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2015.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and RSUs	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity Compensation Plans Approved by Stockholders (1)	3,605,469	$25.68	743,191
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	3,605,469	$25.68	743,191

(1)

Includes securities issuable under the 2012 Equity Incentive Plan of Nina Biotherapeutics, Inc., the 2012 Equity Incentive Plan of Pinta Biotherapeutics, Inc. and the 2012 Equity Incentive Plan of Santa Maria Biotherapeutics, Inc., which were assumed by us in connection with a certain recapitalization, our 2014 Equity Incentive Plan, and our 2014 Employee Stock Purchase Plan.

(2)	Excludes outstanding securities included in the column labeled ‘Number of Securities to be Issued upon Exercise of Outstanding Options and RSUs’.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is an executive partner or principal or which such person has a 5% or greater beneficial ownership interest (each a “Related Person”), are not permitted to enter into a related person transaction with us without the prior consent of the Audit Committee. Any request for us to enter into a transaction with a Related Person, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must first be presented to the Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Certain Related-Person Transactions

This section describes transactions since January 1, 2015 to which we were a party or will be a party, other than compensation arrangements for our directors and executive officers, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	A Related Person had or will have a direct or indirect material interest.

We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s length dealings with unrelated third parties.

We are party to an investors’ rights agreement with certain holders of our common stock issued upon conversion of our preferred stock, including certain of our named executive officers and directors and entities with which certain of our directors are affiliated. This agreement provides that such holders of common stock have the right to demand that we file a registration statement or request that their shares of common stock be covered by a registration statement that we are otherwise filing.

We have entered into indemnity agreements with our directors and officers that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for all reasonable expenses and liabilities incurred with any action or proceeding brought against them by reason of the fact that they are serving in such capacity, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

See “Executive Compensation” for additional information regarding our compensation of and employment agreements with our named executive officers. See “Non-Employee Director Compensation” for additional information regarding our compensation of our non-employee directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Atara stockholders will be “householding” our proxy materials.  A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Atara.  Direct your written request to Atara Biotherapeutics, Inc., Investor Relations, 611 Gateway Blvd., Suite 900, South San Francisco, CA 94080 or contact Investor Relations at 650-278-8930.  Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Heather D. Turner
Secretary

April 29, 2016

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is available without charge upon written request to: Corporate Secretary, Atara Biotherapeutics, Inc., 611 Gateway Blvd., Suite 900, South San Francisco, CA 94080.

APPENDIX A

ATARA BIOTHERAPEUTICS, INC.

2014 EQUITY INCENTIVE PLAN

First Amended and Restated:  May 28, 2014

Second Amended and Restated:  __________, 2016

Approved by the Stockholders:  __________, 2016

Effective Date:   __________, 2016

1.	General.

(a)Successor to and Continuation of Prior Plans.

(i)The Plan is the successor to and continuation of the Nina Biotherapeutics, Inc. 2012 Equity Incentive Plan, the Pinta Biotherapeutics, Inc. 2012 Equity Incentive Plan, and the Santa Maria Biotherapeutics 2012 Equity Incentive Plan, as amended (collectively, the “Prior Plans”).  From and after 12:01 a.m. Pacific time on the Original Effective Date, no additional stock awards will be granted under the Prior Plans.  All stock awards granted under the Prior Plans remain subject to the terms of the Prior Plans.  All Awards granted on or after 12:01 a.m. Pacific Time on the Original Effective Date are subject to the terms of this Plan.

(ii)Any shares that would otherwise remain available for future grants under any of the Prior Plans as of 12:01 a.m. Pacific Time on the Original Effective Date ceased to be available under the Prior Plans at such time.  Instead, that number of shares of Common Stock equal to the number of shares of the Company then available for future grants under the Prior Plans (the “Prior Plans’ Available Reserve”) was added to the Share Reserve (as further described in Section 3(a) below) and became immediately available for grants and issuance pursuant to Stock Awards under this Plan, up to the maximum number set forth in Section 3(a) below.

(iii)From and after 12:01 a.m. Pacific time on the Original Effective Date, a number of shares of Common Stock equal to the total number of shares of common stock subject to outstanding stock awards granted under the Prior Plans that (A) expire or terminate for any reason prior to exercise or settlement, (B) are forfeited because of the failure to meet a contingency or condition required to vest such shares or repurchased at the original issuance price, or (C) are otherwise reacquired or are withheld (or not issued) to satisfy a tax withholding obligation in connection with an award (the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares (up to the maximum number set forth in Section 3(a)), and become available for issuance pursuant to Stock Awards granted hereunder.

(b)Eligible Award Recipients.  Employees, Directors and Consultants are eligible to receive Awards.

(c)Available Awards.  The Plan provides for the grant of the following Awards:  (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.

(d)Purpose.  This Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.	Administration.

(a)Administration by Board.  The Board will administer the Plan.  The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)Powers of Board.  The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)To determine:  (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards.  The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)To settle all controversies regarding the Plan and Awards granted under it.

(iv)To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v)To suspend or terminate the Plan at any time.  Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi)To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, adopting amendments relating to Incentive Stock Options and nonqualified deferred compensation under Section 409A of the Code and/or making the Plan or Awards granted under the Plan exempt from or compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law.  If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan.  Except as otherwise provided in the Plan (including subsection (viii) below) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii)To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3 of Exchange Act or any successor rule.

(viii)To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion.  A Participant’s rights under any Award will not be impaired by any such amendment unless the Company requests the consent of the affected Participant, and the Participant consents in writing.  However, a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights.  In addition, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.

(ix)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan and/or Award Agreements.

(x)To adopt such procedures and sub-plans as are necessary or appropriate (A) to permit or facilitate participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States or (B) allow Awards to qualify for special tax treatment in a foreign jurisdiction; provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction.

(xi)To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefore of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash award and/or (6) award of other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c)Delegation to Committee.

(i)General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee).  Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable).  The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)Section 162(m) and Rule 16b-3 Compliance.  The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3 of the Exchange Act.

(d)Delegation to an Officer.  The Board may delegate to one (1) or more Officers the authority to do one or both of the following:  (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself.  Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided for in the resolutions approving the delegation authority.  The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value (as defined below).

(e)Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	Shares Subject to the Plan.

(a)Share Reserve.

(i)Subject to Section 9(a) relating to Capitalization Adjustments and the “evergreen” provision in Section 3(a)(ii), the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 10,858,902 shares (the “Share Reserve”).  The Share Reserve includes (A) 4,000,000 new shares, (B) the 5,971,408 shares that represented the Prior Plans’ Available Reserve and the shares reserved for issuance immediately prior to the Effective Date, and (C) the Returning Shares, if any, in an amount not to exceed 887,494 shares (if and when the Returning Shares ever become available for grant under this Plan).

(ii)The Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1st of the year following the year in which the IPO Date occurs and ending on (and including) January 1, 2024, in an amount equal to 5% of the total number of shares of Company capital stock outstanding on December 31st of the preceding calendar year.  Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(iii)For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under to the Plan.  As a single share may be subject to grant more than once (e.g., if a share subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.

(iv)Shares may be issued under the terms of this Plan in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)Reversion of Shares to the Share Reserve.  If a Stock Award or any portion of a Stock Award (i) expires or otherwise terminates without all of the shares covered by the Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that are available for issuance under the Plan.  If any shares of Common Stock issued under a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan.  Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c)Incentive Stock Option Limit.  Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued on the exercise of Incentive Stock Options will be 11,538,461 shares of Common Stock.

(d)Section 162(m) Limitations.  Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

(i)A maximum of 1,538,461 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year.  Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(ii)A maximum of 1,538,461 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii)A maximum of $2,000,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(e)Source of Shares.  The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(f)Director Limitations.  The maximum total value of Awards granted during a single fiscal year to any non-employee director under the Plan and under any other Company equity plan, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $1,500,000 (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year).

4.	Eligibility.

(a)Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code).  Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or comply with the distribution requirements of Section 409A of the Code.

(b)Ten Percent Stockholders.  A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate.  All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.  If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option.  The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)Term.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Agreement.

(b)Exercise Price.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted.  Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.  Each SAR will be denominated in shares of Common Stock equivalents.

(c)Purchase Price for Options.  The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below.  The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment.  The permitted methods of payment are as follows:

(i)by cash, check, bank draft or money order payable to the Company;

(ii)pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.  Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)Exercise and Payment of a SAR.  To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR.  The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR (with respect to which the Participant is exercising the SAR on such date), over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date.  The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)Transferability of Options and SARs.  The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine.  In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)Restrictions on Transfer.  An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant.  The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws.  Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii)Domestic Relations Orders.  Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by U.S. Treasury Regulation 1.421-1(b)(2).  If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)Beneficiary Designation.  Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.  In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.  However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)Vesting Generally.  The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal.  The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options or SARs may vary.  The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)Termination of Continuous Service.  Except as otherwise provided in the applicable Award Agreement, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR will terminate.

(h)Extension of Termination Date.  Except as otherwise provided in the applicable Award Agreement, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.  In addition, unless otherwise provided in a Participant’s applicable Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)Disability of Participant. Except as otherwise provided in the applicable Award Agreement, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)Death of Participant. Except as otherwise provided in the applicable Award Agreement, or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the applicable Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death, and (ii) the expiration of the term of such Option or SAR as set forth in the applicable Award Agreement.  If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k)Termination for Cause.  Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service).  If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

(l)Non-Exempt Employees.  If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least 6 months following the date of grant of the Option or SAR (although the Award may vest prior to such date).  Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the non-exempt Employee’s retirement (as such term may be defined in the non-exempt Employee’s applicable Award Agreement, in another agreement between the non-exempt Employee and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than 6 months following the date of grant.  The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.  To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt Employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from such employee’s regular rate of pay, the provisions of this paragraph will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	Provisions of Stock Awards Other than Options and SARs.

(a)Restricted Stock Awards.  Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate.  To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board.  The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical.  Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)Dividends.  A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate.  The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical.  Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award.  The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)Vesting.  At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.  At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board.  Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)Performance Awards.

(i)Performance Stock Awards.  A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service.  The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion.  In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)Performance Cash Awards.  A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Cash Award may also require the completion of a specified period of Continuous Service.  At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion.  The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)Board Discretion.  The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv)Section 162(m) Compliance.  Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date 90 days after the commencement of the applicable Performance Period, and (B) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain.  Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify in writing the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).  Notwithstanding satisfaction of any completion of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

(d)Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6.  Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	Covenants of the Company.

(a)Availability of Shares.  The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)Securities Law Compliance.  The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.  A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)No Obligation to Notify or Minimize Taxes.  The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award.  Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	Miscellaneous.

(a)Use of Proceeds from Sales of Common Stock.  Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b)Corporate Action Constituting Grant of Awards.  Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.  In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(c)Stockholder Rights.  No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d)No Employment or Other Service Rights.  Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, including, but not limited to, Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award.  In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (i) the issuance of the shares upon the exercise of a Stock Award or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)Withholding Obligations.  Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local, foreign or other tax withholding obligation relating to an Award by any of the following means or by a combination of such means:  (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such other amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant, including proceeds from the sale of shares of Common Stock issued pursuant to a Stock Award; or (v) by such other method as may be set forth in the Award Agreement.

(i)Electronic Delivery.  Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  Deferrals by Participants will be made in accordance with Section 409A of the Code (to the extent applicable to a Participant).  Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company.  The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)Compliance with Section 409A.  Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code.  If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement.  Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(l)Clawback/Recovery.  All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.  In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9.	Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust:  (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d) and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards.  The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)Dissolution or Liquidation.  Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)Corporate Transaction.  The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.  In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i)arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is 5 days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv)arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.  The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

In the absence of any affirmative determination by the Board at the time of a Corporate Transaction, each outstanding Stock Award will be assumed or an equivalent Stock Award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the Stock Award or to substitute an equivalent Stock Award, in which case such Stock Award will terminate upon the consummation of the transaction.

(d)Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.	Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time.  No Awards may be granted after March 31, 2024.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.	Effective Date of Plan; Timing of First Grant or Exercise.

The Plan came into existence on March 31, 2014 (the “Original Effective Date”).  The stockholders of the Company approved the Plan on June 2, 2014.  The Board approved the Plan, as amended and restated, as of April 26, 2016 (the “Effective Date”).  No Stock Award may be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, may be granted) and no Performance Cash Award may be settled, under the Plan, as amended and restated, unless and until the Plan, as amended and restated, has been approved by the stockholders of the Company, which approval will be within 12 months after the Effective Date; provided, however, that in the absence of such approval this Plan shall continue to operate as approved by the stockholders of the Company on June 2, 2014.

12.	Choice of Law.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act.  The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)“Award” means a Stock Award or a Performance Cash Award.

(c)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)“Board” means the Board of Directors of the Company.

(e)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)“Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or any Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events:  (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or any Affiliate or deliberate violation of a policy of the Company or any Affiliate; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company or any Affiliate; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company or any Affiliate; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company or any Affiliate.  The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant.  Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company, any Affiliate or such Participant for any other purpose.

(g)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board;

(iv)provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).  The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(h)“Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i)“Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j)“Common Stock” means the common stock of the Company.

(k)“Company” means Atara Biotherapeutics, Inc., a Delaware corporation.

(l)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services.  However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan.  Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service.  If the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors.  In addition, if required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).  A leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(o)“Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(p)“Director” means a member of the Board.

(q)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(C)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r)“Effective Date” is defined in Section 11 of the Plan.

(s)“Employee” means any person providing services as an employee of the Company or an Affiliate.  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)“Entity” means a corporation, partnership, limited liability company or other entity.

(u)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14 (d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(w)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x)“Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y)“IPO Date” means the date of the underwriting agreement between the Company and the underwriters(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering (the “IPO”).

(z)“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

(aa)“Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(bb)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd)“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant.  Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee)“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff)“Original Effective Date” is defined in Section 11 of the Plan.

(gg)“Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh)“Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant.  Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii)“Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of U.S. Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code

(jj)“Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk)“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ll)“Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6 (c)(ii).

(mm)“Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period.  The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board:  (1) profit before tax; (2) billings; (3) revenue; (4) net revenue; (5) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (6) operating income; (7) operating margin; (8) operating profit; (9) controllable operating profit, or net operating profit; (10) net profit; (11) gross margin; (12) operating expenses or operating expenses as a percentage of revenue; (13) net income; (14) earnings per share; (15) total stockholder return; (16) market share; (17) return on assets or net assets; (18) the Company’s stock price; (19) growth in stockholder value relative to a pre-determined index; (20) return on equity; (21) return on invested capital; (22) cash flow (including free cash flow or operating cash flows); (23) cash conversion cycle; (24) economic value added; (25) individual confidential business objectives; (26) contract awards or backlog; (27) overhead or other expense reduction; (28) credit rating; (29) strategic plan development and implementation; (30) succession plan development and implementation; (31) improvement in workforce diversity; (32) customer indicators; (33) new product invention or innovation; (34) attainment of research and development milestones; (35) improvements in productivity; (36) bookings; (37) initiation of phases of clinical trials and/or studies by specified dates; (38) regulatory body approval with respect to products, studies and/or trials; (39) patient enrollment dates; (40) commercial launch of products; and (41) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(nn)“Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria.  Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.  Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows:  (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the Food and Drug Administration or any other regulatory body; and (14) to exclude the effects of entering into or achieving milestones involved in licensing joint ventures. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period.  Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(oo)“Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award.  Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(pp)“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(qq)“Plan” means this Atara Biotherapeutics, Inc. 2014 Equity Incentive Plan, as amended and restated.

(rr)“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ss)“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant.  Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(tt)“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu)“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant.  Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(vv)“Securities Act” means the U.S. Securities Act of 1933, as amended.

(ww)“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(xx)“Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant.  Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(yy)“Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.

(zz)“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant.  Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(aaa)“Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(bbb)“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

ATARA BIOTHERAPEUTICS, INC. 611 GATEWAY BLVD., SUITE 900 SOUTH SAN FRANCISCO, CA 94080 VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 22, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy card sand annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time on June 22, 2016. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broad ridge, 51 Mercedes Way, Edgewood, NY 11717. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 0 0 01. Election of Directors To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 01 Nominees Matthew K. Fust 02 Joel S. Marcus The Board of Directors recommends you vote FOR the following proposals: 2 Ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. 3 To approve the Company's 2014 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 4,000,000 shares and to make certain other changes thereto as described in the proxy statement. 0 0 For 0 0 Against 00 Abstain NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 Please sign exactly as your name(s) appear(s) hereon. When signing as John Sample attorney, executor, administrator, or other fiduciary, please give full 1234 ANYWHERE STREET title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or ANY CITY, ON A1A 1A1 partnership name, by authorized officer. 0000291616_1 R1.0.1.25

0000291616_2 R1.0.1.25 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available atwww.proxyvote.com ATARA BIOTHERAPEUTICS, INC. Annual Meeting of Stock holders June 23, 2016 9:00 AM This proxy is solicited by the Board of Directors The stockholders hereby appoint John F. McGrath and Heather D. Turner, or either of them, as proxies, each with the power to appoint his/her substitute, and here by authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ATARA BIOTHERAPEUTICS, INC. that the stockholders are entitled to vote at the Annual Meeting of stockholders to be held at 9:00 AM, PDT on June 23, 2016, at 611 Gateway Blvd., Suite 900, S. San Francisco, CA 94080, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed here in. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side